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                                                                   EXHIBIT 10.27

                                                                  March 12, 2002

Novadigm, Inc.
One International Blvd., Suite 200
Mahwah, NJ  07495

Gentlemen:

We are pleased to advise you that Fleet National Bank (the "Bank") holds available for the use of Novadigm, Inc. (the "Borrower") a line of credit in the amount of $1,000,000 upon the following terms and conditions:

        1. Facilities. (a) The line of credit (the "Line") shall include the following facilities: short-term loans for working capital purposes ("Loans") and standby letters of credit ("Letters of Credit") (Loans and Letters of Credit are at times individually referred to as a "Credit" and collectively as the "Credits"), provided that the aggregate principal amount of Letters of Credit at any time outstanding shall not exceed $250,000;

        (b) Credits shall be extended upon the Borrower's prior written notice to the Bank (duly executed by an authorized officer of the Borrower) such notice to be in a form satisfactory to the Bank which may be accomplished by facsimile transmission.

        2. Credit Period. The Line shall be available for the period commencing with the date of the Borrower's acceptance and satisfaction of the terms hereof and ending 364 days from the date of Borrower's acceptance and satisfaction of the terms hereof (the "Credit Period"). All Loans shall mature on the last day of the Credit Period. All Letters of Credit shall expire no later than 180 days past the last day of the Credit Period.

        3. Interest and Fees. The Bank shall charge and shall be entitled to receive the following (which amounts, together with any other amounts owing by the Borrower to the Bank, may be charged to any demand deposit account maintained by the Borrower with the Bank):

               (a) Loans shall be further subject to the terms and conditions of the promissory note executed in connection with the Line (the "Note") and shall bear interest at a per annum rate selected by the Borrower pursuant to the notice requirements set forth in such Note equal to a fluctuating rate per annum equal to the Prime Rate as defined in the Note. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as set forth in the Note.

               (b) Letters of Credit shall be issued at the Bank's standard fees and charges in effect from time to time therefor.


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               (c) The Borrower shall pay the fees and expenses of the Bank's outside counsel with respect to its preparation and negotiation of the documents to be executed in connection with the Line, which fees are estimated at $1,000, plus out of pocket expenses.

        4. Financial Covenants. In addition to the foregoing, at all times during the Credit Period and as long as any Credit remains outstanding, the Borrower shall:

               (a) Maintain at all times minimum combined cash and Cash Equivalents plus Marketable Securities of not less than $16,000,000.

        5. Other Conditions and Covenants. In addition to the foregoing, at all times during the Credit Period and as long as any Credit remains outstanding, the Borrower shall:

               (a) Furnish to the Bank:

                      (i) within 120 days of the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet, statements of income and retained earnings and cash flows of the Borrower and its subsidiaries as of the last day of and for such fiscal year, each such statement to be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and audited by a firm of independent certified public accountants satisfactory to the Bank;

                      (ii) within 60 days of the close of each fiscal quarter of the Borrower, the consolidated and consolidating balance sheet, statements of income and retained earnings and cash flows of the Borrower and its subsidiaries as of the last day of and for such quarter and for the portion of the fiscal year then elapsed, each such statement to be certified by the chief financial or accounting officer of the Borrower, in each case as having been prepared in accordance with GAAP consistently applied;

                      (iii) within 45 days of the close of each fiscal quarter of the Borrower, a certificate of the Chief Financial Officer of the Borrower setting forth reasonably detailed calculations demonstrating compliance with Section 4(a) above; and




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                       (iv) such other statements and reports as shall be
        reasonably requested by the Bank.

               (b) not (1) enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or acquire the capital stock or assets of any other business except with the Bank's prior written approval which shall not be unreasonably withheld, or (2) lend or advance credit, property or money to any other party;

               (c) except for liens in favor of the Bank, not allow the mortgage or pledge of, or creation of a security interest in, any of its assets;

               (d) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and naming the Bank as an additional insured and loss payee thereon as its interest may appear.

        6. Events of Default. Upon the occurrence of any of the following events (each an "Event of Default" and collectively the "Events of Default"):

               (a) default by the Borrower in making any payment of principal, interest, or any other sum payable under this Letter Agreement or the Note when due; or

               (b) default by the Borrower in the due payment of any other obligation owing to the Bank; or

               (c) the Borrower failing to perform any condition or obligation described in this agreement or the Borrower defaulting under any agreement, document or instrument executed and delivered pursuant to or in connection with this agreement (whether executed prior or subsequent to the date hereof) or in connection with any obligation then outstanding with the Bank which failure is not cured within five (5) days of the date such condition or obligation was required to be performed;

               (d) default by Borrower in the due payment of any other indebtedness for borrowed money, or default by the Borrower under any capitalized or operating lease transaction or default in the observance or performance of any covenant or condition contained in any agreement or instrument evidencing, securing, or relating to any such




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indebtedness and/or capitalized or operating lease transaction, which causes or permits the acceleration of the maturity thereof; or

               (e) any representation or warranty made by the Borrower herein, in the Note or in any certificate furnished by the Borrower in connection with the extensions of credit made or to be made to the Borrower by the Bank, proves untrue in any material respect; or

               (f) if the Borrower becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Borrower or for the greater part of the properties of the Borrower with the consent of the Borrower, or if appointed without the consent of the Borrower, such trustee or receiver is not discharged within 30 days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the Borrower under the laws of any jurisdiction, and if instituted against the Borrower are consented to by it or remain undismissed for 30 days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the Borrower not in the possession of the Bank and shall not be released or bonded within 30 days after levy, or the rendition by any court of a final judgment against the Borrower which shall not be satisfactorily stayed, discharged, vacated or set aside within 30 days of the making thereof, or any garnishment, levy, writ or warrant of attachment or similar process shall be issued and served against the Bank, which garnishment, levy, writ or warrant of attachment or similar process relates to property of the Borrower in the possession of the Bank; or

               (g) the mortgage or pledge of, creation of a security interest in, any assets of the Borrower; or

               (h) if any information furnished or provided by the Borrower to the Bank is not materially correct; or

               (i) if the usual credit factors do not remain favorable with respect to the Borrower in the sole determination of the Bank based on a reasonable commercial standard or one or more conditions exist or events occur which have resulted or may result in a material adverse change in the business, properties or financial condition of the Borrower as determined in the sole discretion of the Bank based on a reasonable commercial standard or one or more other conditions exist or events occur which the Bank deems materially adverse;

then, in any such event, any or all of the following actions may be taken, provided, however, that in regard to subsection (c) of this Section 6 Borrower shall be given the




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opportunity to cure such failures within five (5) days of the date of receipt of
Bank's written notice to Borrower of such failure which notice shall be sent by certified mail: The Bank may in its sole discretion and without presentment, demand, protest or notice to the Borrower, all of which are hereby waived, (i) declare all sums outstanding under the Credits and all indebtedness, obligations and liabilities owing in connection therewith due and payable and the same shall forthwith become due and payable without presentment, demand, protest or notice,
(ii) curtail or eliminate the Line and/or any or all of the Credits, and (iii) take whatever other action it shall deem appropriate as permitted by applicable law or by any agreement, document or instrument executed and delivered pursuant to or in connection with the Credits.

        7. Conditions Precedent. The Bank reserves the right to terminate its obligations hereunder after acceptance thereof by the Borrower, and the Bank shall be under no obligation to extend any Credit hereunder, unless and until the satisfaction of each of the additional following events:

               (a) The Bank shall have received (i) copies of the resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of this Letter Agreement and the agreements, instruments and documents executed pursuant to or in connection with the Line certified by the Secretary or an Assistant Secretary of the Borrower; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign any and all documents to be delivered by the Borrower or as required or contemplated hereunder; and (iii) a copy of the certificate of incorporation of the Borrower, with all amendments thereto and a certificate of good standing issued by the State of the Borrower's incorporation.

               (b) There shall have been executed documentation acceptable to the Bank and its counsel, including without limitation the Note, and Letter of Credit applications and/or agreements.

               (c) The Bank shall have been provided the Borrower's 2001 audited financial statements in form and substance satisfactory to the Bank.

               (d) The Bank shall have received the results of searches of Uniform Commercial Code and other lien filings with respect to the Borrower in the States of Delaware and New Jersey and such searches shall disclose no liens on any assets encumbered, except for liens permitted under this Letter Agreement, or if unpermitted




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liens are disclosed, the Bank shall have received satisfactory evidence of release of such liens.

               (e) All other documents and legal matters in connection with the transactions contemplated by this Letter Agreement shall be satisfactory in form and substance to the Bank and its counsel and the Bank and its counsel to be satisfied as to all legal matters.

        8. Definitions. As used herein, the following terms shall have the meanings given below:

               (a) "Cash Equivalents" means U.S. Dollar denominated investments in (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in full support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit and bankers acceptances maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank having a combined capital surplus and undivided profits of not less than $100,000,000 and whose (or whose parent company's) unsecured non-credit supported short-term debt or commercial paper rating at the time of such acquisition (x) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto ("S&P") is at least Al, or the equivalent thereof, or (y) from Moody's Investors Service, Inc. or any successor thereto ("Moody's") is at least P1, or the equivalent thereof,
(iii) commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, a rating (x) from S&P of at least Al, or the equivalent thereof, or (y) from Moody's of at least P1, or the equivalent thereof, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) normal business banking accounts in federally insured institutions in amounts not exceeding the limits of such insurance, and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(i) through (iv) above.

               (b) "Marketable Securities" shall mean the following types of securities: U.S. Treasury obligations; municipal bonds; stocks and bonds listed on the New York Stock Exchange; stocks and bonds listed on the American Stock Exchange; over the




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counter listed stocks and bonds and securities maturing more than ninety (90)
days from the date of issuance; provided, however, that (a) a bond will not be deemed marketable unless it is investment grade, which shall mean such bond has a BBB or better rating from S&P or a BAA or better rating from Moody's; and (b) stock shall not be deemed marketable unless such stock is publicly traded and has a publicly reported fair market value of at least $ 10 per share.

        9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank. The term "Bank" as used herein shall be deemed to include the Bank and its successors, endorsees and assigns.

        10. Governing Law. This Letter Agreement and each extension of credit hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey (excluding the laws applicable to conflicts or choice of law) and the Borrower hereby submits to the jurisdiction of the United States federal courts and the courts of the State of New Jersey located in any county or city as selected by the Bank within the State of New Jersey.

        11. Pledge to Federal Reserve. The Bank may at any time pledge all or any portion of its rights under any note executed pursuant to this Letter Agreement and the loan documents executed in connection therewith to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of such loan documents.




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        12. Acceptance. If the foregoing is acceptable, please have the enclosed cop of this letter signed by a duly authorized officer of the Borrower in the space provide below and returned to the Bank on or before March 15, 2002. This letter shall be of no force or effect and shall be unenforceable against the Bank unless signed and returned to the Bank by such date.

                                        Very truly yours,

                                        FLEET NATIONAL BANK


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

ACCEPTED AND AGREED
this 12th day of March, 2002:

BORROWER:

NOVADIGM, INC.

By: /s/ JEFFREY F. BIUNNO
    ---------------------------------
Name:   Jeffrey F. Biunno
Title:  Vice-President and Controller




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